UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 19, 2014

Exact name of registrant as specified in its charter	State or other jurisdiction of incorporation or organization	Commission File Number	I.R.S. Employer Identification No.

Windstream Holdings, Inc.	Delaware	001-32422	46-2847717

4001 Rodney Parham Road
Little Rock, Arkansas		72212
(Address of principal executive offices)		(Zip Code)

	(501) 748-7000
(Registrants' telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) On August 19, 2014, Mr. Brent Whittington entered into an Agreement (the "Agreement") with Windstream Holdings, Inc. ("Windstream"), in conjunction with his decision to resign as Chief Operating Officer of Windstream on September 1, 2014.
The Agreement provides that Mr. Whittington will receive a cash payment of $1.6 million, full vesting of his unvested time-based restricted shares, and pro-rated vesting of his performance-based restricted stock units for the 2014 performance cycle, along with accrued but unpaid dividend equivalents. In exchange for these benefits, Mr. Whittington has agreed to (i) continue serving as a full-time employee until September 1, (ii) execute a release of claims in favor of Windstream and its affiliates, and (iii) comply with certain non-disclosure, non-competition, and non-solicitation restrictions.
The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 5.02 by reference.
The Company’s press release announcing Mr. Whittington’s resignation is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and incorporated in this Item 5.02 by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Agreement, by and between Windstream and Brent Whittington, dated as of August 19, 2014
99.1	Press Release dated August 19, 2014

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WINDSTREAM HOLDINGS, INC.

By:	/s/ John P. Fletcher
Name:	John P. Fletcher
Title:	Executive Vice President and General Counsel

August 22, 2014

EXHIBIT INDEX

Exhibit Number	Description

10.1	Agreement, by and between Windstream and Brent Whittington, dated as of August 19, 2014
99.1	Press Release dated August 19, 2014